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EXHIBIT II

                    UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                      COMPUTATION OF EARNINGS PER SHARE



                                                  Three Months Ended September 30,          Nine Months Ended September 30,
                                                  --------------------------------        -----------------------------------
                                                     1997                 1996                  1997              1996
                                                  ----------           ----------         ----------------  ----------------
PRIMARY NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss)                                 $ (16,278)           $  208,278              $ (181,045)         $ 604,095
                                                  ---------            ----------             -----------       ------------
Weighted average Common Shares outstanding        6,769,425             6,729,197               6,745,835          6,620,587

Options and warrants assumed to be Common Stock
 equivalents using Treasury Stock Method                  0               395,983                       0            479,515
                                                  ---------            ----------             -----------       ------------
Weighted average Common Shares
 outstanding, as adjusted                         6,769,425             7,125,180               6,745,835          7,100,102
                                                  ---------            ----------             -----------       ------------

Primary Net Income (Loss) Per Common Share        $   (0.00)           $     0.03              $    (0.03)         $    0.09
                                                  =========            ==========             ===========       ============

FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss)                                 $ (16,278)           $  208,278              $ (181,045)         $ 604,095
                                                  ---------            ----------             -----------       ------------

Weighted average Common Shares outstanding        6,769,425             6,729,197               6,745,835          6,620,587

Options and warrants assumed to be Common Stock
 equivalents using Treasury Stock Method                  0               395,983                       0            479,515
                                                  ---------            ----------             -----------       ------------

Weighted average common shares outstanding, as
 adjusted                                         6,769,425             7,125,180               6,745,835          7,100,102
                                                  ---------            ----------             -----------       ------------

Fully Diluted Net Income (Loss) per Common Share  $   (0.00)           $     0.03                   (0.03)         $    0.09
                                                  =========            ==========             ===========       ============


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